Exhibit 20.a
Fingerhut Receivables, Inc.                               Fingerhut Master Trust                                   Monthly Report
Securityholder's Statement                                        Series 1998-1                                          Oct-1999
						                                             Class A         Class B            CTO            Class D           Total
(i)   Security Amount                          337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                     0.00            0.00             0.00                               0.00
(iii) Security Interest Distributed              1,707,187.50      268,037.87       327,945.83                       2,303,171.20


      Security Principal Distributed per $1,000     0.0000000       0.0000000        0.0000000
      Security Interest Distributed per $1,000      5.0583333       5.2416667        5.3442707
(iv) Principal Collections                      17,139,265.39    2,596,839.93     3,116,248.54     3,116,248.54     25,968,602.40
(v)  Finance Collections                         8,244,390.24    1,249,141.15     1,498,988.93     1,498,988.93     12,491,509.25
     Recoveries                                    836,326.61      126,715.25       152,060.28       152,060.28      1,267,162.42
     Defeasance Funding Acct Earnings                    0.00            0.00             0.00             0.00              0.00
      Total Finance Collections                  9,080,716.85    1,375,856.40     1,651,049.21     1,651,049.21     13,758,671.67
       	Total Collections                       26,219,982.24    3,972,696.33     4,767,297.75     4,767,297.75     39,727,274.07
(vi) Aggregate Amount of Principal Receivables                                                                   1,380,607,530.26
     Invested Amount (End of Month)            337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
     Floating Allocation Percentage               24.4457598%      3.7038767%       4.4447099%       4.4447099%       37.0390564%
     Invested Amount (Beginning of Month)      337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                 511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                           76.99%  1,303,455,964.56
       30 Days to 59 Days                                                                                 5.80%     98,220,113.86
       60 Days to 89 Days                                                                                 4.06%     68,770,186.77
       90 Days and Over                                                                                  13.14%    222,515,520.20
       	  Total Receivables                                                                             100.00%  1,692,961,785.39
(viii) Aggregate Investor Default Amount                                                                             5,933,874.18
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        15.13%
(ix)  Security Charge-Offs                              0.00             0.00             0.00             0.00              0.00

(x)   Servicing Fee                               517,808.22        78,455.23        94,147.51        94,147.51        784,558.47
(xi)  Pool Factor                                  1.0000000        1.0000000        1.0000000

(xii) Unreimbursed Redirected Principal Collections                  0.000000         0.000000         0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
(xiv) CTO Trigger Event Occurrence                                                                                           None
      CTO Reserve Amount                                                                                                      N/A
(xv) Number of New Accounts Added to the Trust                                                                                673
(xvi) Revolving Receivables Reserve Account Balance                                                                  2,997,000.00
(xvii) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                                19.95%
Minimum Base Rate                                                                                                           8.11%